UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2013

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 17, 2013, we held our annual meeting of stockholders to consider and vote on proposals: 1) to elect directors to hold office until our annual meeting of stockholders in 2014 and until their successors are qualified and elected and 2) to ratify the appointment of Ernst & Young, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

A total of 99,814,250 shares of Corcept common stock held by stockholders of record at the close of business on April 10, 2013 were entitled to vote at the annual meeting. The total number of shares voted at the annual meeting was 92,765,109. The voting on the four matters is set forth below:

Proposal 1 – Election of Directors - The following directors were elected to serve until the 2014 annual meeting of stockholders and until their successors are elected and qualified.

	For	Withheld	Broker Non-Votes
Director:
G. Leonard Baker, Jr.	70,827,192	222,592	21,715,325
Joseph K. Belanoff, M.D.	70,822,877	226,907	21,715,325
Daniel M. Bradbury	70,865,811	183,973	21,715,325
Joseph C. Cook, Jr.	70,596,667	453,117	21,715,325
Patrick G. Enright	70,827,977	221,807	21,715,325
David L. Mahoney	70,902,921	146,863	21,715,325
Joseph L. Turner	70,907,621	142,163	21,715,325
James N. Wilson	62,667,942	8,381,842	21,715,325

Proposal 2 – To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

For	92,126,210
Against	481,424
Abstain	157,475
Broker Non-Votes	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: May 21, 2013	By:	/s/ G. Charles Robb
G. Charles Robb
Chief Financial Officer